May 23, 1994


AVSA S.A.R.L.
2, Rond Point Maurice Bellonte
31700 Blagnac
France


Re:  A330 OPTION EXERCISE


Dear Ladies and Gentlemen:

ILFC hereby irrevocably exercises its option to purchase one new
A330-300 for delivery in April 1999, pursuant to Amendment No. 2, dated December 10, 1992, to the A330 Purchase Agreement, dated
November 10, 1988.

ILFC has paid a deposit for the aircraft, which will be credited against the predelivery payment due pursuant to paragraph 8 of Amendment No. 2, dated December 10, 1992, to the A330 Purchase
Agreement, dated November 10, 1988.

ILFC hereby designates General Electric CF6-80 engines for this aircraft. We kindly ask you to confirm our order to General
Electric.

Sincerely yours,


INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Steven F. Udvar-Hazy
By: Steven F. Udvar-Hazy
Its: President and CEO
Date: May 23, 1994